www.valaris.com	Press Release

Valaris Reports Second Quarter 2022 Results

Continued Strong Operational Performance – 97% Revenue Efficiency in 2Q 2022
Four Floater Reactivation Projects Completed in Advance of Multi-Year Contracts
Approximately $560 Million of Contract Backlog Added
Stacked Drillship VALARIS DS-17 Awarded 540-Day Contract Offshore Brazil
Jackup VALARIS 115 Awarded Four-Year Contract Offshore Brunei

Hamilton, Bermuda, August 1, 2022 … Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported second quarter 2022 results.

President and Chief Executive Officer Anton Dibowitz said, “I would like to thank the Valaris team for their continued focus on delivering the safe, reliable and efficient operations that our customers have come to expect from us, in particular the achievement of 97% revenue efficiency during the second quarter and 98% through the first half of the year, a period in which several rigs have commenced new contracts following reactivations or shipyard projects.”

Dibowitz commented, “I am extremely proud of the entire Valaris team for having now successfully executed reactivation projects on four of our preservation stacked floaters after having secured contracts for these rigs in 2021. Last year, we set out to build our contract backlog by reactivating some of our high quality stacked fleet for long-term contracts, and these rigs which are now all on contract are expected to generate a combined annualized EBITDA of more than $100 million.”

Dibowitz added, “The fundamental outlook for our industry remains constructive, with spot Brent crude prices above $100 per barrel for most of the past five months and two-year and five-year forward prices above $80 per barrel and $70 per barrel, respectively. As a result, we continue to see an increase in both contracting and tendering activity across both floater and jackup markets.”

Dibowitz concluded, “Since reporting our first quarter 2022 results, we have been awarded new contracts and extensions with associated contract backlog of approximately $560 million, with several new contracts awarded at leading-edge rates for their respective markets. We are particularly pleased to have secured yet another contract for one of our preservation stacked drillships, VALARIS DS-17, and we look forward to partnering with Equinor on their flagship Bacalhau project in Brazil. We expect Brazil to be a significant growth market for high-specification floaters over the next several years and we are well-positioned to benefit by now adding a third rig to this strategic basin. We were also awarded a four-year contract with Brunei Shell Petroleum in Southeast Asia for jackup VALARIS 115. This represents the largest backlog award for a benign environment jackup outside of the Middle East this year and provides further evidence of the improving market for modern benign environment jackups.”

Second Quarter Review

Net income was $113 million in the second quarter 2022 compared to a net loss of $40 million in the first quarter 2022. Adjusted EBITDA increased to $29 million in the second quarter from negative $31 million in the first quarter. Adjusted EBITDAR increased to $54 million in the second quarter from $31 million in the first quarter.

Revenues increased to $413 million in the second quarter 2022 from $318 million in the first quarter 2022. Excluding reimbursable items, revenues increased to $385 million in the second quarter from $291 million in the first quarter. The increase was primarily due to a $51 million fee related to the termination of a contract for drillship VALARIS DS-11, as well as higher utilization and average day rates for both the floater and jackup fleets.

Contract drilling expense increased to $362 million in the second quarter 2022 from $331 million in the first quarter 2022. Excluding reimbursable items, contract drilling expense increased to $334 million in the second quarter from $305 million in the first quarter, primarily due to more operating days for the floater fleet, increased costs of certain claims and costs associated with the VALARIS DS-11 contract termination. This was partially offset by lower reactivation costs, which decreased to $24 million in the second quarter from $61 million in the first quarter as reactivated rigs returned to work.

Loss on impairment of $35 million in the second quarter 2022 related to the termination of a contract for VALARIS DS-11. Costs incurred for capital upgrades specific to the customer requirements resulted in a pre-tax, non-cash loss on impairment during the quarter. There was no loss on impairment in the first quarter 2022.

Depreciation expense decreased to $22 million in the second quarter 2022 from $23 million in the first quarter 2022. General and administrative expense of $19 million in the second quarter 2022 was in line with the first quarter 2022.

Other income increased to $149 million in the second quarter 2022 from $9 million in the first quarter 2022. Second quarter other income included a gain on sale of assets of $135 million primarily related to the sale of jackups VALARIS 113, 114 and 36 as well as additional proceeds received in the current quarter on the sale of a rig in a prior year, compared to a $2 million gain on sale of assets related to the sale of jackup VALARIS 67 in the first quarter.

Tax expense was $20 million in the second quarter 2022 compared to a tax benefit of $1 million in the first quarter 2022. The second quarter tax provision included $6 million of discrete tax expense primarily attributable to income associated with a contract termination. The first quarter tax provision included $15 million of discrete tax benefit primarily related to a reduction in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. Adjusted for discrete items, tax expense of $14 million in the second quarter was in line with the first quarter.

Cash and cash equivalents and restricted cash decreased to $577 million as of June 30, 2022, from $608 million as of March 31, 2022. Net working capital increased due to a ramp up in operating activities as rigs returned to work following reactivation and special survey projects and the $51 million DS-11 termination fee that was subsequently collected in July. In addition to the increase in net working capital, we incurred $61 million of capital expenditures. These were partially offset by $145 million of net proceeds from the sale of assets, primarily related to jackups VALARIS 113 and 114.

Segment Review

Floaters

Floater revenues increased to $188 million in the second quarter 2022 from $100 million in the first quarter 2022. Excluding reimbursable items, revenues increased to $171 million in the second quarter from $87 million in the first quarter. The increase was primarily due to a $51 million termination fee related to the termination of a contract for VALARIS DS-11, as well as the impact of VALARIS DPS-1 and DS-16 returning to work following reactivation projects and VALARIS DPS-5 returning to work following a special periodic survey. This was partially offset by idle time between contracts for VALARIS MS-1 and mobilization time between contracts for VALARIS DS-12.

Contract drilling expense increased to $165 million in the second quarter 2022 from $148 million in the first quarter 2022. Excluding reimbursable items, contract drilling expense increased to $148 million in the second quarter from $135 million in the first quarter primarily due to higher activity levels, increased costs of certain claims and costs associated with the VALARIS DS-11 contract termination. These were partially offset by lower reactivation costs, which declined to $24 million in the second quarter from $61 million in the first quarter.

Jackups

Jackup revenues increased to $186 million in the second quarter 2022 from $181 million in the first quarter 2022. Excluding reimbursable items, revenues increased to $180 million in the second quarter from $170 million in the first quarter primarily due to more operating days for VALARIS 249, which commenced a contract offshore New Zealand during the first quarter. This was partially offset by VALARIS 141 rolling off contract in April prior to commencement of a three-year bareboat charter agreement with ARO that is expected to begin in August.

Contract drilling expense increased to $142 million in the second quarter 2022 from $139 million in the first quarter 2022. Excluding reimbursable items, contract drilling expense increased to $136 million in the second quarter from $129 million in the first quarter primarily due to higher repair and maintenance costs largely related to leg repairs on VALARIS 107.

ARO Drilling

Revenues increased to $116 million in the second quarter 2022 from $111 million in the first quarter 2022 primarily due to a full quarter of operations for VALARIS 140, which was added to the leased fleet late in the first quarter. This was partially offset by VALARIS 36 completing its contract in May before returning to Valaris and being sold. Contract drilling expense decreased to $82 million in the second quarter from $84 million in the first quarter. Operating income was $16 million in the second quarter compared to $5 million in the first quarter. EBITDA was $31 million in the second quarter compared to $22 million in the first quarter.

Other

Revenues increased marginally to $39 million in the second quarter 2022 from $38 million in the first quarter 2022. Contract drilling expense increased to $25 million in the second quarter from $16 million in the first quarter primarily due to increased costs of certain claims. Operating income was $13 million in the second quarter compared to $22 million in the first quarter. EBITDA was $15 million in the second quarter compared to $23 million in the first quarter.

		Second Quarter
	Floaters			Jackups			ARO			Other			Reconciling Items		Consolidated Total
(in millions of $, except %)	Q2 2022	Q1 2022	Chg	Q2 2022	Q1 2022	Chg	Q2 2022	Q1 2022	Chg	Q2 2022	Q1 2022	Chg	Q2 2022	Q1 2022	Q2 2022	Q1 2022	Chg

Revenues	188.1	99.7	89%	185.8	180.7	3%	116.4	111.3	5%	39.4	38.0	4%	(116.4)	(111.3)	413.3	318.4	30%
Operating expenses
Contract drilling	165.3	147.6	12%	142.2	139.2	2%	82.1	84.2	(2)%	24.7	15.5	59%	(52.5)	(55.2)	361.8	331.3	9%
Loss on Impairment	34.5	—	nm	—	—	—	—	—	—%	—	—	—%	—	—	34.5	—	nm
Depreciation	12.3	12.2	1%	8.7	9.1	(4)%	15.4	16.5	(7)%	1.3	0.9	44%	(15.4)	(16.2)	22.3	22.5	(1)%
General and admin.	—	—	—%	—	—	—%	3.2	5.2	(38)%	—	—	—%	15.8	13.6	19.0	18.8	1%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	8.7	4.3	8.7	4.3	102%
Operating income (loss)	(24.0)	(60.1)	(60)%	34.9	32.4	8%	15.7	5.4	191%	13.4	21.6	(38)%	(55.6)	(49.2)	(15.6)	(49.9)	(69)%

Net income (loss)	(24.1)	(60.0)	(60)%	170.3	34.7	391%	9.9	1.4	607%	13.4	21.6	(38)%	(56.7)	(37.5)	112.8	(39.8)	nm

Adjusted EBITDA	23.1	(48.7)	nm	40.0	43.0	(7)%	31.1	21.9	42%	14.9	22.6	(34)%	(79.8)	(69.7)	29.3	(30.9)	nm
Adjusted EBITDAR	47.2	12.2	287%	40.2	43.6	(8)%	31.1	21.9	42%	14.9	22.6	(34)%	(79.8)	(69.7)	53.6	30.6	75%

Fresh Start Accounting

Valaris emerged from Chapter 11 bankruptcy protection on April 30, 2021 (the "Effective Date"). Upon emergence, Valaris applied fresh start accounting which resulted in Valaris becoming a new reporting entity for accounting and financial reporting. Accordingly, our financial statements and notes after the Effective Date are not comparable to our financial statements and notes prior to that date. As required by GAAP, results for the second quarter must be presented separately for the predecessor period from April 1, 2021, through April 30, 2021 (the "Predecessor" period) and the successor period from May 1, 2021, through June 30, 2021 (the "Successor" period). However, the Company has combined certain results of the Predecessor and Successor periods ("Combined" results) as non-GAAP measures to compare the combined second quarter with other quarters since we believe it provides the most meaningful basis to analyze our results. The Predecessor and Successor results for the second quarter are more fully discussed in our quarterly report on Form 10-Q for the period ended June 30, 2021 filed with the SEC on August 3, 2021.

As previously announced, Valaris will hold its second quarter 2022 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Tuesday, August 2, 2022. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, rig commitments and availability, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the effect, impact, potential duration and other implications of the COVID-19 pandemic; impact of our emergence from bankruptcy; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards and contracts; letters of intent; scheduled delivery dates for rigs; performance of our joint venture with Saudi Aramco; the timing of delivery, mobilization, contract commencement, availability, relocation or other movement of rigs; future rig reactivations; expected divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war (such as the ongoing conflict in Ukraine); future operations; increasing regulatory complexity; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the COVID-19 outbreak and global pandemic and the related public health measures implemented by governments worldwide, which may, among other things, impact our ability to staff rigs and rotate crews; cancellation, suspension, renegotiation or termination of drilling contracts and programs, including drilling contracts which grant the customer termination right if FID is not received with respect to projects for which the drilling rig is contracted; potential additional asset impairments; failure to satisfy our debt obligations; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; the effects of our emergence from bankruptcy on the Company's business, relationships, comparability of our financial results and ability to access financing sources; actions by regulatory authorities, or other third parties; actions by our security holders; commodity price fluctuations and volatility, customer demand, new rig supply, downtime and other risks associated with offshore rig operations; severe weather or hurricanes; changes in worldwide rig supply and demand, competition and technology; consumer preferences for alternative fuels; increased scrutiny of our Environmental, Social and Governance practices and reporting responsibilities; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; debt restrictions that may limit our liquidity and flexibility; and cybersecurity risks and threats. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the SEC's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contact:	Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	Successor				Combined (Non-GAAP) (1)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
OPERATING REVENUES	$413.3	$318.4	$305.5	$326.7	$293.1

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	361.8	331.3	285.5	274.6	258.8
Loss on impairment	34.5	—	—	—	—
Depreciation	22.3	22.5	25.1	24.4	54.1
General and administrative	19.0	18.8	18.3	27.2	19.1
Total operating expenses	437.6	372.6	328.9	326.2	332.0
EQUITY IN EARNINGS (LOSSES) OF ARO	8.7	4.3	(1.3)	2.6	6.0
OPERATING INCOME (LOSS)	(15.6)	(49.9)	(24.7)	3.1	(32.9)

OTHER INCOME (EXPENSE)
Interest income	11.2	10.9	11.0	9.7	8.8
Interest expense, net (Unrecognized contractual interest expense for debt subject to compromise was $32.6 million for the three months ended June 30, 2021)	(11.6)	(11.5)	(11.7)	(11.3)	(9.1)
Reorganization items, net	(0.7)	(1.0)	(4.9)	(6.5)	(3,536.5)
Other, net	149.7	11.0	27.0	5.5	9.0
	148.6	9.4	21.4	(2.6)	(3,527.8)

INCOME (LOSS) BEFORE INCOME TAXES	133.0	(40.5)	(3.3)	0.5	(3,560.7)

PROVISION (BENEFIT) FOR INCOME TAXES	20.2	(0.7)	(31.0)	53.3	(0.4)

NET INCOME (LOSS)	112.8	(39.8)	27.7	(52.8)	(3,560.3)

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1.2)	1.2	—	(1.7)	(2.9)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$111.6	$(38.6)	$27.7	$(54.5)	$(3,563.2)

INCOME (LOSS) PER SHARE
Basic	$1.49	$(0.51)	$0.37	$(0.73)	n/m
Diluted	$1.48	$(0.51)	$0.37	$(0.73)	n/m
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	75.0	75.0	75.0	75.0	n/m
Diluted	75.6	75.0	75.0	75.0	n/m

(1)Represents the combined results of operations for the two-months ended June 30, 2021 (Successor) and the one-month ended April 30, 2021 (Predecessor).

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$553.5	$578.2	$608.7	$620.8	$608.8
Restricted cash	23.8	30.0	35.9	33.9	53.1
Accounts receivable, net	544.6	439.3	444.2	455.8	436.1
Other current assets	159.0	125.7	117.8	117.0	119.7
Total current assets	$1,280.9	$1,173.2	$1,206.6	$1,227.5	$1,217.7

PROPERTY AND EQUIPMENT, NET	931.7	930.2	890.9	892.3	897.8

LONG-TERM NOTES RECEIVABLE FROM ARO	264.5	256.8	249.1	241.3	234.3

INVESTMENT IN ARO	99.6	90.9	86.6	87.9	85.4

OTHER ASSETS	184.1	186.6	176.0	153.5	166.5

	$2,760.8	$2,637.7	$2,609.2	$2,602.5	$2,601.7

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$287.0	$311.2	$225.8	$203.0	$183.9
Accrued liabilities and other	260.1	212.1	196.2	223.8	212.7
Total current liabilities	$547.1	$523.3	$422.0	$426.8	$396.6

LONG-TERM DEBT	545.7	545.5	545.3	545.1	544.8

OTHER LIABILITIES	527.6	544.8	581.1	591.3	569.8

TOTAL LIABILITIES	1,620.4	1,613.6	1,548.4	1,563.2	1,511.2

TOTAL EQUITY	1,140.4	1,024.1	1,060.8	1,039.3	1,090.5

	$2,760.8	$2,637.7	$2,609.2	$2,602.5	$2,601.7

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Successor		Predecessor	Combined (Non-GAAP)
	Six Months Ended June 30, 2022	Two Months Ended June 30, 2021	Four Months Ended April 30, 2021	Six Months Ended June 30, 2021
OPERATING ACTIVITIES
Net income (loss)	$73.0	$(4.1)	$(4,463.8)	$(4,467.9)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Gain) loss on asset disposals	(137.6)	0.1	(6.0)	(5.9)
Depreciation expense	44.8	16.6	159.6	176.2
Loss on impairment	34.5	—	756.5	756.5
Accretion of discount on shareholder note	(15.4)	(6.0)	—	(6.0)
Equity in earnings of ARO	(13.0)	(4.8)	(3.1)	(7.9)
Net periodic pension and retiree medical income	(8.1)	(2.4)	(5.4)	(7.8)
Share-based compensation expense	6.9	—	4.8	4.8
Deferred income tax expense (benefit)	6.7	1.1	(18.2)	(17.1)
Amortization, net	(1.6)	(0.3)	(4.8)	(5.1)
Amortization of debt issuance cost	0.4	0.4	—	0.4
Non-cash reorganization items, net	—	—	3,487.3	3,487.3
Other	0.3	(0.2)	7.3	7.1
Changes in operating assets and liabilities:	(102.3)	(25.7)	68.5	42.8
Contributions to pension plans and other post-retirement benefits	(2.7)	(0.6)	(22.5)	(23.1)
Net cash used in operating activities	$(114.1)	$(25.9)	$(39.8)	$(65.7)

INVESTING ACTIVITIES
Net proceeds from disposition of assets	$146.5	$0.2	$30.1	$30.3
Additions to property and equipment	(99.6)	(8.1)	(8.7)	(16.8)
Net cash provided by (used in) investing activities	$46.9	$(7.9)	$21.4	$13.5

FINANCING ACTIVITIES
Issuance of first lien notes	$—	$—	$520.0	$520.0
Payment to Predecessor creditors	—	—	(129.9)	(129.9)
Other	(0.2)	—	(1.4)	(1.4)
Net cash provided by (used in) financing activities	$(0.2)	$—	$388.7	$388.7

Effect of exchange rate changes on cash and cash equivalents	$0.1	$(0.3)	$(0.1)	$(0.4)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(67.3)	$(34.1)	$370.2	$336.1
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	644.6	696.0	325.8	325.8
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$577.3	$661.9	$696.0	$661.9

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	Successor				Combined (Non-GAAP) (1)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
OPERATING ACTIVITIES
Net income (loss)	$112.8	$(39.8)	$27.7	$(52.8)	$(3,560.3)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on asset disposals	(135.1)	(2.5)	(21.0)	(0.3)	(4.5)
Loss on impairment	34.5	—	—	—	—
Depreciation expense	22.3	22.5	25.1	24.4	54.1
Equity in losses (earnings) of ARO	(8.7)	(4.3)	1.3	(2.6)	(6.0)
Accretion of discount on shareholder note	(7.7)	(7.7)	(7.9)	(6.9)	(6.0)
Deferred income tax expense (benefit)	7.3	(0.6)	(22.5)	0.1	(18.0)
Net periodic pension and retiree medical income	(4.1)	(4.0)	(2.6)	(3.7)	(3.8)
Share-based compensation expense	3.5	3.4	2.7	1.6	1.0
Amortization, net	(3.2)	1.6	(0.5)	3.1	(0.5)
Amortization of debt issuance cost	0.2	0.2	0.2	(0.1)	0.4
Non-cash reorganization items, net	—	—	—	—	3,487.3
Other	0.3	—	0.3	0.2	1.3
Changes in operating assets and liabilities	(134.8)	32.5	(9.0)	45.0	21.9
Contributions to pension plans and other post-retirement benefits	(1.9)	(0.8)	(1.0)	(1.1)	(0.9)
Net cash provided by (used in) operating activities	$(114.6)	$0.5	$(7.2)	$6.9	$(34.0)

INVESTING ACTIVITIES
Net proceeds from disposition of assets	$145.2	$1.3	$23.6	$1.3	$26.6
Additions to property and equipment	(61.1)	(38.5)	(26.5)	(15.6)	(10.8)
Net cash provided by (used in) investing activities	$84.1	$(37.2)	$(2.9)	$(14.3)	$15.8

FINANCING ACTIVITIES
Issuance of first lien notes	$—	$—	$—	$—	$520.0
Payments to Predecessor creditors	—	—	—	—	(129.9)
Other	(0.2)	—	—	—	(1.4)
Net cash provided by (used in) financing activities	$(0.2)	$—	$—	$—	$388.7

Effect of exchange rate changes on cash and cash equivalents	$(0.2)	$0.3	$—	$0.2	$(0.3)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(30.9)	$(36.4)	$(10.1)	$(7.2)	$370.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	608.2	644.6	654.7	661.9	291.7
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$577.3	$608.2	$644.6	$654.7	$661.9

(1)Represents the combined results of operations for the two-months ended June 30, 2021 (Successor) and the one-month ended April 30, 2021 (Predecessor).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Successor				Combined (Non-GAAP)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
REVENUES
Floaters
Drillships	$149.0	$85.4	$73.5	$67.5	$42.6
Semisubmersibles	39.1	14.3	27.0	36.8	25.5
	$188.1	$99.7	$100.5	$104.3	$68.1
Jackups (1)
HD Ultra-Harsh & Harsh Environment	$106.1	$92.9	$94.0	$102.8	$104.9
HD & SD Modern	61.1	67.9	56.2	59.6	57.7
SD Legacy	18.6	19.9	22.1	23.9	25.7
	$185.8	$180.7	$172.3	$186.3	$188.3

Total	$373.9	$280.4	$272.8	$290.6	$256.4

Other
Leased and Managed Rigs	$39.4	$38.0	$32.7	$36.1	$36.7

Valaris Total	$413.3	$318.4	$305.5	$326.7	$293.1

ARO
ARO Total	$116.4	$111.3	$105.4	$117.7	$124.8
Valaris 50% Share (unconsolidated)	58.2	55.7	52.7	58.9	62.4

Adjusted Total (2)	$471.5	$374.1	$358.2	$385.6	$355.5

(1)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ADJUSTED EBITDAR (1)
Active Fleet (1) (2)	$98.7	$66.5	$79.6	$93.0	$82.1
Leased and Managed Rigs (1)	14.9	22.6	17.4	22.2	22.9
	$113.6	$89.1	$97.0	$115.2	$105.0

Stacked Fleet (1) (3)	(11.3)	(10.7)	(11.0)	(12.5)	(17.1)
	$102.3	$78.4	$86.0	$102.7	$87.9

Support costs
General and administrative expense	$19.0	$18.8	$18.3	$27.2	$19.1
Onshore support costs	29.7	29.0	28.0	27.1	29.1
	$48.7	$47.8	$46.3	$54.3	$48.2
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	0.2	0.9	0.9

Valaris Total	$53.6	$30.6	$39.9	$49.3	$40.6

ARO
ARO Total	$31.1	$21.9	$11.4	$17.9	$27.8
Valaris 50% Share (unconsolidated)	15.6	11.0	5.7	9.0	13.9

Adjusted Total (4)	$69.2	$41.6	$45.6	$58.3	$54.5

Reactivation costs (5)	$24.3	$61.5	$37.1	$19.4	$24.0

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).
(5)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ADJUSTED EBITDAR (1)
Floaters
Drillships (1)	$44.3	$27.2	$17.7	$8.9	$(2.5)
Semisubmersibles (1)	2.9	(15.0)	3.2	8.3	6.5
	$47.2	$12.2	$20.9	$17.2	$4.0

Jackups
HD Ultra-Harsh & Harsh (1)	$30.7	$21.0	$24.3	$38.7	$42.3
HD & SD - Modern (1)	1.7	13.7	11.6	15.6	6.7
SD - Legacy (1)	7.8	8.9	11.8	9.0	12.0
	$40.2	$43.6	$47.7	$63.3	$61.0

Total	$87.4	$55.8	$68.6	$80.5	$65.0

Other
Leased and Managed Rigs (1)	$14.9	$22.6	$17.4	$22.2	$22.9

Total	$102.3	$78.4	$86.0	$102.7	$87.9

Support costs
General and administrative expense	$19.0	$18.8	$18.3	$27.2	$19.1
Onshore support costs	29.7	29.0	28.0	27.1	29.1
	$48.7	$47.8	$46.3	$54.3	$48.2
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	0.2	0.9	0.9

Valaris Total	$53.6	$30.6	$39.9	$49.3	$40.6

ARO
ARO Total	$31.1	$21.9	$11.4	$17.9	$27.8
Valaris 50% Share (unconsolidated)	15.6	11.0	5.7	9.0	13.9

Adjusted Total (2)	$69.2	$41.6	$45.6	$58.3	$54.5

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ADJUSTED EBITDA (1)
Floaters
Drillships (1)	$21.0	$(21.4)	$(6.6)	$8.6	$(2.5)
Semisubmersibles (1)	2.1	(27.3)	(6.3)	7.2	6.4
	$23.1	$(48.7)	$(12.9)	$15.8	$3.9

Jackups
HD Ultra-Harsh & Harsh (1)	$30.5	$20.4	$21.0	$25.1	$22.2
HD & SD - Modern (1)	1.6	13.7	11.6	11.2	2.9
SD - Legacy (1)	7.9	8.9	11.8	9.0	12.0
	$40.0	$43.0	$44.4	$45.3	$37.1

Total	$63.1	$(5.7)	$31.5	$61.1	$41.0

Other
Leased and Managed Rigs (1)	$14.9	$22.6	$17.3	$22.1	$22.9

Total	$78.0	$16.9	$48.8	$83.2	$63.9

Support costs
General and administrative expense	$19.0	$18.8	$18.3	$27.2	$19.1
Onshore support costs	29.7	29.0	28.0	27.1	29.1
	$48.7	$47.8	$46.3	$54.3	$48.2
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	0.2	0.9	0.9

Valaris Total	$29.3	$(30.9)	$2.7	$29.8	$16.6

ARO
ARO Total	$31.1	$21.9	$11.4	$17.9	$27.8
Valaris 50% Share (unconsolidated)	15.6	11.0	5.7	9.0	13.9

Adjusted Total (2)	$44.9	$(19.9)	$8.4	$38.8	$30.5

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	As of
	July 28, 2022	May 2, 2022	February 21, 2022	October 27, 2021	August 2, 2021
CONTRACT BACKLOG (1)
Floaters
Drillships (2)	$1,090.3	$1,290.9	$1,280.4	$1,338.6	$1,102.2
Semisubmersibles	359.6	375.8	384.9	277.9	294.0
	$1,449.9	$1,666.7	$1,665.3	$1,616.5	$1,396.2
Jackups
HD Ultra-Harsh & Harsh	192.0	218.8	309.7	307.6	364.4
HD & SD - Modern	377.6	225.7	252.1	274.5	299.9
SD - Legacy	72.3	70.7	81.2	85.5	102.9
	$641.9	$515.2	$643.0	$667.6	$767.2

Total	$2,091.8	$2,181.9	$2,308.3	$2,284.1	$2,163.4

Other (3)
Leased and Managed Rigs	$257.5	$271.5	$135.6	$33.9	$60.3

Valaris Total	$2,349.3	$2,453.4	$2,443.9	$2,318.0	$2,223.7

ARO
Owned Rigs	$934.9	$993.6	$1,040.9	$757.4	$818.7
Leased Rigs	524.3	496.9	460.2	88.7	134.5
ARO Total	$1,459.2	$1,490.5	$1,501.1	$846.1	$953.2

Valaris 50% Share of ARO Owned Rigs	467.5	496.8	520.5	378.7	409.4

Adjusted Total (4)	$2,816.8	$2,950.2	$2,964.4	$2,696.7	$2,633.1
(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)Approximately $428 million of backlog in each of the comparative periods presented above was attributable to a contract awarded to drillship VALARIS DS-11 that was expected to commence in mid-2024. In February 2022, the customer decided not to sanction and therefore withdrew from the project. In March 2022, the contract was novated to another customer, which was a partner on the project. No material changes to the contract resulted from the novation, including with respect to the termination provisions in the event the project does not receive FID. In June 2022, the customer terminated the contract awarded to VALARIS DS-11.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO owned rigs.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
AVERAGE DAY RATES (1)
Floaters
Drillships	$213,000	$203,000	$196,000	$189,000	$212,000
Semisubmersibles	214,000	156,000	171,000	191,000	178,000
	$213,000	$197,000	$189,000	$190,000	$197,000
Jackups
HD Ultra-Harsh & Harsh	$114,000	$104,000	$110,000	$124,000	$141,000
HD & SD Modern	79,000	80,000	76,000	77,000	73,000
SD Legacy	74,000	71,000	73,000	74,000	72,000
	$94,000	$89,000	$90,000	$96,000	$99,000

Total	$120,000	$108,000	$111,000	$115,000	$114,000

Other
Leased and Managed Rigs	$39,000	$39,000	$33,000	$31,000	$31,000

Valaris Total	$98,000	$90,000	$89,000	$90,000	$87,000

ARO
Owned Rigs	$94,000	$99,000	$101,000	$99,000	$99,000
Leased Rigs (2)	91,000	93,000	94,000	92,000	93,000
ARO Total	$92,000	$96,000	$97,000	$95,000	$96,000

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, and demobilizations.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs average day rates.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	29%	30%	27%	24%	18%
Semisubmersibles	37%	11%	30%	39%	30%
	31%	25%	28%	28%	22%
Jackups
HD Ultra-Harsh & Harsh	81%	78%	73%	72%	58%
HD & SD Modern	53%	51%	42%	43%	43%
SD Legacy	88%	75%	66%	74%	93%
	67%	63%	55%	57%	54%

Total	53%	49%	46%	47%	44%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	61%	57%	54%	56%	54%

Pro Forma Jackups (2)	72%	68%	62%	62%	63%

ARO
Owned Rigs	97%	91%	80%	85%	96%
Leased Rigs (3)	96%	91%	89%	86%	83%
ARO Total	96%	91%	84%	86%	89%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	52%	56%	57%	79%	51%
Semisubmersibles	62%	19%	51%	64%	50%
	55%	45%	55%	73%	51%
Jackups
HD Ultra-Harsh & Harsh	89%	85%	80%	84%	82%
HD & SD Modern	82%	83%	76%	75%	74%
SD Legacy	90%	100%	84%	87%	93%
	86%	86%	79%	80%	80%

Total	77%	74%	72%	79%	74%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	82%	80%	78%	84%	81%

Pro Forma Jackups (3)	87%	87%	81%	82%	86%

ARO
Owned Rigs	97%	91%	80%	85%	96%
Leased Rigs (4)	96%	91%	89%	86%	83%
ARO Total	96%	91%	84%	86%	89%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

(4)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
REVENUE EFFICIENCY (1)
Floaters
Drillships	94.6%	98.3%	91.5%	97.6%	100.0%
Semisubmersibles	91.9%	100.0%	97.7%	96.7%	100.0%
	93.7%	98.5%	93.0%	97.3%	100.0%
Jackups
HD Ultra-Harsh & Harsh	99.3%	98.9%	99.1%	99.5%	100.0%
HD & SD Modern	97.9%	99.8%	97.9%	100.0%	99.8%
SD Legacy	100.0%	100.0%	100.0%	99.0%	96.9%
	98.9%	99.4%	98.8%	99.6%	99.0%

Valaris Total	97.0%	99.1%	96.6%	98.8%	99.3%

ARO
Owned Rigs	97.2%	96.8%	96.3%	98.1%	94.0%
Leased Rigs	96.5%	95.5%	91.3%	96.9%	92.6%
ARO Total	96.9%	96.2%	93.7%	97.4%	93.3%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	As of
NUMBER OF RIGS	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Active Fleet (1)
Floaters
Drillships	8	7	7	4	4
Semisubmersibles	3	3	3	3	3
	11	10	10	7	7
Jackups
HD Ultra-Harsh & Harsh	10	10	10	10	10
HD & SD Modern	10	10	11	11	11
SD Legacy	3	3	3	3	4
	23	23	24	24	25

Total Active Fleet	34	33	34	31	32

Stacked Fleet
Floaters
Drillships (2)	3	4	4	7	7
Semisubmersibles	2	2	2	2	2
	5	6	6	9	9
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	2
HD & SD Modern	5	7	7	7	8
SD Legacy	—	—	1	1	—
	6	8	9	9	10

Total Stacked Fleet	11	14	15	18	19

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	6	6	5	5	5
SD Legacy	—	1	1	2	3
Total Leased Rigs	7	8	7	8	9

Valaris Total	52	55	56	57	60

Managed Rigs (3)	2	2	2	2	2

ARO (4)
Owned Rigs	7	7	7	7	7
Leased Rigs	7	8	7	8	9
ARO Total	14	15	14	15	16
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to purchase through year-end 2023. Prior periods have been revised to conform with the current treatment.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Valaris has a 50% ownership interest in ARO. Rig count for ARO owned rigs excludes two newbuild rigs. The first two rigs are expected to be delivered in the first half 2023. All ARO leased rigs are leased from Valaris and also included in Valaris leased rig count.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,161	1,170	1,196	1,196	1,001
Semisubmersibles	455	450	460	460	455
	1,616	1,620	1,656	1,656	1,456
Jackups
HD Ultra-Harsh & Harsh	1,001	990	1,012	1,074	1,153
HD & SD Modern	1,419	1,599	1,668	1,748	1,729
SD Legacy	279	360	420	398	364
	2,699	2,949	3,100	3,220	3,246

Total	4,315	4,569	4,756	4,876	4,702

Other
Leased and Managed Rigs	874	831	828	982	1,001

Valaris Total	5,189	5,400	5,584	5,858	5,703

ARO
Owned Rigs	637	630	644	644	637
Leased Rigs (2)	671	646	644	798	819
ARO Total	1,308	1,276	1,288	1,442	1,456

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
AVAILABLE DAYS - ACTIVE FLEET (1) (2)
Floaters
Drillships	645	630	567	368	364
Semisubmersibles	273	270	276	276	273
	918	900	843	644	637
Jackups
HD Ultra-Harsh & Harsh	910	900	920	920	819
HD & SD Modern	910	969	932	1,012	1,001
SD Legacy	273	270	328	337	364
	2,093	2,139	2,180	2,269	2,184

Total	3,011	3,039	3,023	2,913	2,821

Other
Leased and Managed Rigs	874	831	828	982	1,001

Valaris Total	3,885	3,870	3,851	3,895	3,822

ARO
Owned Rigs	637	630	644	644	637
Leased Rigs (2)	671	646	644	798	819
ARO Total	1,308	1,276	1,288	1,442	1,456

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
OPERATING DAYS (1)
Floaters
Drillships	335	353	322	290	185
Semisubmersibles	168	52	140	177	137
	503	405	462	467	322
Jackups
HD Ultra-Harsh & Harsh	810	769	734	770	674
HD & SD Modern	750	809	706	759	742
SD Legacy	245	270	276	294	339
	1,805	1,848	1,716	1,823	1,755

Total	2,308	2,253	2,178	2,290	2,077

Other
Leased and Managed Rigs	874	831	828	982	1,001

Valaris Total	3,182	3,084	3,006	3,272	3,078

ARO
Owned Rigs	619	572	513	549	609
Leased Rigs (2)	642	588	570	687	684
ARO Total	1,261	1,160	1,083	1,236	1,293

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
DRILLSHIPS

Adjusted revenues (1)	$128.1	$73.1	$63.3	$55.7	$39.6
Adjusted operating expense (2)	106.7	94.0	69.2	46.8	41.6

Rig operating margin	$21.4	$(20.9)	$(5.9)	$8.9	$(2.0)
Rig operating margin %	17%	(29)%	(9)%	16%	(5)%

Other operating expenses
Depreciation	11.6	11.3	10.8	10.5	21.4
Loss on impairment	34.5	—	—	—	—
	$46.1	$11.3	$10.8	$10.5	$21.4

Other operating income (expense) (3)	(0.4)	0.5	(1.2)	(1.6)	(1.6)

Operating loss (4)	$(25.1)	$(31.7)	$(17.9)	$(3.2)	$(25.0)

Adjusted EBITDA (5)	$21.0	$(21.4)	$(6.6)	$8.6	$(2.5)
Reactivation costs (6)	23.3	48.6	24.3	0.3	—
Adjusted EBITDAR	$44.3	$27.2	$17.7	$8.9	$(2.5)

Preservation and stacking costs (6)	$11.1	$7.5	$7.6	$8.3	$8.9

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	11
Active Fleet	8	7	7	4	4

Operating Days	335	353	322	290	185
Utilization - Active Fleet	52%	56%	57%	79%	51%
Average Day Rate	$213,000	$203,000	$196,000	$189,000	$212,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
SEMISUBMERSIBLES

Adjusted revenues (1)	$36.3	$8.1	$24.0	$33.8	$24.5
Adjusted operating expense (2)	34.0	34.5	28.2	25.9	17.4

Rig operating margin	$2.3	$(26.4)	$(4.2)	$7.9	$7.1
Rig operating margin %	6%	(326)%	(18)%	23%	29%

Depreciation	0.8	0.8	0.8	0.8	2.2

Other operating expense (3)	(0.5)	(1.1)	(1.9)	(2.6)	(2.2)

Operating income (loss) (4)	$1.0	$(28.3)	$(6.9)	$4.5	$2.7

Adjusted EBITDA (5)	$2.1	$(27.3)	$(6.3)	$7.2	$6.4
Reactivation costs (6)	0.8	12.3	9.5	1.1	0.1
Adjusted EBITDAR	$2.9	$(15.0)	$3.2	$8.3	$6.5

Preservation and stacking costs (6)	$4.1	$1.2	$1.0	$1.4	$1.4

Number of Rigs (at quarter end)
Total Fleet	5	5	5	5	5
Active Fleet	3	3	3	3	3

Operating Days	168	52	140	177	137
Utilization - Active Fleet	62%	19%	51%	64%	50%
Average Day Rate	$214,000	$156,000	$171,000	$191,000	$178,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
HD ULTRA-HARSH & HARSH JACKUPS

Adjusted revenues (1)	$93.6	$81.1	$83.7	$95.8	$95.0
Adjusted operating expense (2)	63.4	58.1	61.4	68.8	71.3

Rig operating margin	$30.2	$23.0	$22.3	$27.0	$23.7
Rig operating margin %	32%	28%	27%	28%	25%

Depreciation	5.5	5.5	7.9	8.0	13.7

Other operating income (expense) (3)	5.1	0.1	(0.8)	(2.1)	(0.7)

Operating income (4)	$29.8	$17.6	$13.6	$16.9	$9.3

Adjusted EBITDA (5)	$30.5	$20.4	$21.0	$25.1	$22.2
Reactivation costs (6)	0.2	0.6	3.3	13.6	20.1
Adjusted EBITDAR	$30.7	$21.0	$24.3	$38.7	$42.3

Preservation and stacking costs (6)	$0.6	$0.1	$0.1	$0.1	$1.3

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	12
Active Fleet	10	10	10	10	10

Operating Days	810	769	734	770	674
Utilization - Active Fleet	89%	85%	80%	84%	82%
Average Day Rate	$114,000	$104,000	$110,000	$124,000	$141,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
HD & SD MODERN JACKUPS

Adjusted revenues (1)	$59.8	$65.5	$54.2	$58.1	$54.2
Adjusted operating expense (2)	57.9	47.6	40.6	44.9	49.2

Rig operating margin	$1.9	$17.9	$13.6	$13.2	$5.0
Rig operating margin %	3%	27%	25%	23%	9%

Depreciation	2.3	2.5	3.2	3.0	9.6

Other operating expense (3)	(1.4)	(8.4)	(2.6)	(2.6)	(0.9)

Operating income (loss) (4)	$(1.8)	$7.0	$7.8	$7.6	$(5.5)

Adjusted EBITDA (5)	$1.6	$13.7	$11.6	$11.2	$2.9
Reactivation costs (6)	0.1	—	—	4.4	3.8
Adjusted EBITDAR	$1.7	$13.7	$11.6	$15.6	$6.7

Preservation and stacking costs (6)	$3.3	$1.8	$2.0	$0.5	$5.5

Number of Rigs (at quarter end)
Total Fleet	15	17	18	18	19
Active Fleet	10	10	11	11	11

Operating Days	750	809	706	759	742
Utilization - Active Fleet	82%	83%	76%	75%	74%
Average Day Rate	$79,000	$80,000	$76,000	$77,000	$73,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation. .
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
SD LEGACY JACKUPS

Adjusted revenues (1)	$18.1	$19.2	$20.3	$23.4	$24.4
Adjusted operating expense (2)	10.3	9.9	8.4	14.2	11.8

Rig operating margin	$7.8	$9.3	$11.9	$9.2	$12.6
Rig operating margin %	43%	48%	59%	39%	52%

Depreciation	0.9	1.0	1.0	0.9	1.6

Other operating expense (3)	(0.1)	(0.3)	(0.2)	(0.3)	(0.6)

Operating income (4)	$6.8	$8.0	$10.7	$8.0	$10.4

Adjusted EBITDA (5)	$7.9	$8.9	$11.8	$9.0	$12.0
Reactivation costs (6)	—	—	—	—	—
Adjusted EBITDAR	$7.9	$8.9	$11.8	$9.0	$12.0

Preservation and stacking costs (6)	$(0.1)	$—	$0.3	$2.3	$—

Number of Rigs (at quarter end)
Total Fleet	3	3	4	4	4
Active Fleet	3	3	3	3	4

Operating Days	245	270	276	294	339
Utilization - Active Fleet	90%	100%	84%	87%	93%
Average Day Rate	$74,000	$71,000	$73,000	$74,000	$72,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in rig operating expense.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)

	As of
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Cash	$293.3	$240.2	$270.8	$309.0	$318.2
Other current assets	106.3	179.5	135.0	98.0	81.7
Non-current assets	777.5	775.8	775.8	776.1	782.8
Total assets	$1,177.1	$1,195.5	$1,181.6	$1,183.1	$1,182.7

Current liabilities	$63.7	$92.9	$79.9	$77.1	$74.9
Non-current liabilities	958.7	957.9	956.7	951.0	950.3
Total liabilities	$1,022.4	$1,050.8	$1,036.6	$1,028.1	$1,025.2

Shareholders' equity	$154.7	$144.7	$145.0	$155.0	$157.5

Total liabilities and shareholders' equity	$1,177.1	$1,195.5	$1,181.6	$1,183.1	$1,182.7

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Revenues	$116.4	$111.3	$105.4	$117.7	$124.8
Operating expenses
Contract drilling (exclusive of depreciation)	82.1	84.2	88.9	94.4	92.7
Depreciation	15.4	16.5	17.7	16.8	14.6
General and administrative	3.2	5.2	5.1	5.4	4.3
Operating income (loss)	$15.7	$5.4	$(6.3)	$1.1	$13.2
Other expense, net	3.3	3.3	2.4	3.4	3.1
Provision for income taxes	2.5	0.7	1.3	0.2	1.9
Net income (loss)	$9.9	$1.4	$(10.0)	$(2.5)	$8.2

EBITDA	$31.1	$21.9	$11.4	$17.9	$27.8

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

Non-GAAP Financial Measures
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net loss from continuing operations before income tax expense, interest expense, reorganization items, net, other (income) expense, depreciation expense, amortization, net, loss on impairment, equity in earnings of ARO, merger transaction and integration costs and lease modification adjustment. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its second quarter 2022 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA
A reconciliation of net income (loss) as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	June 30, 2022	March 31, 2022

VALARIS
Net income (loss)	$112.8	$(39.8)
Add (subtract):
Income tax expense (benefit)	20.2	(0.7)
Interest expense	11.6	11.5
Reorganization items	0.7	1.0
Other income	(160.9)	(21.9)
Operating loss	$(15.6)	$(49.9)
Add (subtract):
Loss on impairment	34.5	—
Depreciation expense	22.3	22.5
Amortization, net (1)	(3.2)	1.6
Merger transaction and integration costs	—	(0.8)
Equity in earnings of ARO	(8.7)	(4.3)
Adjusted EBITDA	$29.3	$(30.9)
(1)Amortization, net, includes amortization during the indicated period for deferred mobilization revenues and costs, deferred capital upgrade revenues, deferred certification costs, intangible amortization and other amortization.

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

ARO
Net income (loss)	$9.9	$1.4	$(10.0)	$(2.5)	$8.2
Add:
Income tax expense	2.5	0.7	1.3	0.2	1.9
Other expense, net	3.3	3.3	2.4	3.4	3.1
Operating income (loss)	$15.7	$5.4	$(6.3)	$1.1	$13.2

Add:
Depreciation expense	15.4	16.5	17.7	16.8	14.6
EBITDA	$31.1	$21.9	$11.4	$17.9	$27.8

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	June 30, 2022	March 31, 2022
FLOATERS
Net loss	$(24.1)	$(60.0)
Add (subtract):
Other (income) expense	0.1	(0.1)
Operating loss	$(24.0)	$(60.1)
Add (subtract):
Depreciation and amortization, net	12.5	11.4
Loss on impairment	34.5	—
Other costs	0.1	—
Adjusted EBITDA	$23.1	$(48.7)
Add (subtract):
Reactivation costs	24.1	60.9
Adjusted EBITDAR	$47.2	$12.2

JACKUPS
Net income	$170.3	$34.7
Add (subtract):
Other income	(135.4)	(2.3)
Operating income	$34.9	$32.4
Add (subtract):
Depreciation and amortization, net	5.4	10.6
Other costs	(0.3)	—
Adjusted EBITDA	$40.0	$43.0
Add (subtract):
Reactivation costs	0.2	0.6
Adjusted EBITDAR	$40.2	$43.6

OTHER
Net income	$13.4	$21.6
Add (subtract):
Operating income	$13.4	$21.6
Add (subtract):
Depreciation and amortization, net	1.3	1.0
Other costs	0.2	—
Adjusted EBITDA	$14.9	$22.6
Add (subtract):
Reactivation costs	—	—
Adjusted EBITDAR	$14.9	$22.6

Reconciliation of Operating Income (Loss) to Adjusted EBITDAR

(In millions)	Successor					Predecessor	Combined (Non-GAAP)
	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021
ACTIVE FLEET (1)
Operating income (loss)	$32.0	$(40.0)	$(3.1)	$27.2	$20.2	$(20.7)	$(0.5)
Add (subtract):
Reactivation costs	24.3	61.5	37.1	19.4	17.3	6.7	24.0
Depreciation and amortization, net	14.8	18.9	19.0	20.7	11.9	19.0	30.9
Support and other costs	27.6	26.1	26.6	25.7	17.9	9.8	27.7
Adjusted EBITDAR (2)	$98.7	$66.5	$79.6	$93.0	$67.3	$14.8	$82.1

LEASED AND MANAGED RIGS
Operating income	$11.6	$19.4	$13.9	$18.5	$13.0	$2.6	$15.6
Add (subtract):
Depreciation and amortization, net	1.3	1.2	1.2	1.2	0.9	3.9	4.8
Support and other costs	2.0	2.0	2.3	2.5	1.7	0.8	2.5
Adjusted EBITDAR (2)	$14.9	$22.6	$17.4	$22.2	$15.6	$7.3	$22.9

STACKED FLEET
Operating loss	$(48.9)	$(14.6)	$(15.2)	$(17.6)	$(15.3)	$(18.8)	$(34.1)
Add (subtract):
Depreciation and amortization, net	3.1	3.4	3.9	5.1	3.3	13.7	17.0
Loss on impairment	34.5	—	—	—	—	—	—
Support and other costs	—	0.5	0.4	—	—	—	—
Adjusted EBITDAR (2)	$(11.3)	$(10.7)	$(10.9)	$(12.5)	$(12.0)	$(5.1)	$(17.1)

TOTAL FLEET
Operating income (loss)	$(5.3)	$(35.2)	$(4.4)	$28.1	$17.9	$(36.9)	$(19.0)
Add (subtract):
Reactivation costs	24.3	61.5	37.1	19.4	17.3	6.7	24.0
Depreciation and amortization, net	19.2	23.5	24.0	27.0	16.1	36.6	52.7
Loss on impairment	34.5	—	—	—	—	—	—
Support and other costs	29.6	28.6	29.3	28.2	19.6	10.6	30.2
Adjusted EBITDAR (2)	$102.3	$78.4	$86.0	$102.7	$70.9	$17.0	$87.9

(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor					Predecessor	Combined (Non-GAAP)
	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021
DRILLSHIPS
Operating revenues	$149.0	$85.4	$73.5	$67.5	$28.9	$13.7	$42.6
Add (subtract):
Reimbursable revenues (1)	(15.4)	(6.9)	(5.2)	(6.0)	(1.9)	(0.6)	(2.5)
Amortized revenues	(5.5)	(5.4)	(5.0)	(5.8)	—	(0.5)	(0.5)
Adjusted revenues	$128.1	$73.1	$63.3	$55.7	$27.0	$12.6	$39.6

Operating expenses (2)	$174.0	$117.2	$91.4	$70.6	$34.5	$33.0	$67.5
Add (subtract):
Depreciation and amortization	(17.0)	(15.8)	(15.7)	(17.0)	(7.2)	(15.3)	(22.5)
Loss on impairment	(34.5)	—	—	—	—	—	—
Reimbursable expenses	(15.5)	(7.7)	(5.8)	(6.5)	(2.2)	(1.0)	(3.2)
Other	(0.3)	0.3	(0.7)	(0.3)	(0.1)	(0.1)	(0.2)
Adjusted operating expenses	$106.7	$94.0	$69.2	$46.8	$25.0	$16.6	$41.6

Operating loss (2)	$(25.1)	$(31.7)	$(17.9)	$(3.2)	$(5.7)	$(19.3)	$(25.0)
Add (subtract):
Depreciation and amortization, net	11.5	10.4	10.7	11.2	7.2	14.8	22.0
Loss on impairment	34.5	—	—	—	—	—	—
Other	0.1	(0.1)	0.6	0.6	0.4	(0.3)	0.5
Adjusted EBITDA (3)	$21.0	$(21.4)	$(6.6)	$8.6	$1.9	$(4.8)	$(2.5)

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude Support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor					Predecessor	Combined (Non-GAAP)
	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021
SEMISUBMERSIBLES
Operating revenues	$39.1	$14.3	$27.0	$36.8	$20.9	$4.7	$25.6
Add (subtract):
Reimbursable revenues (1)	(2.0)	(6.2)	(2.3)	(2.0)	(1.1)	—	(1.1)
Amortized revenues	(0.8)	—	(0.7)	(1.0)	—	—	—
Adjusted revenues	$36.3	$8.1	$24.0	$33.8	$19.8	$4.7	$24.5

Operating expenses (2)	$38.1	$42.6	$34.0	$32.3	$18.7	$4.1	$22.8
Add (subtract):
Depreciation and amortization	(1.8)	(1.0)	(1.2)	(3.4)	(1.9)	(1.6)	(3.5)
Reimbursable expenses	(2.1)	(7.3)	(4.9)	(2.8)	(1.5)	(0.2)	(1.7)
Other	(0.2)	0.2	0.3	(0.2)	(0.2)	—	(0.2)
Adjusted operating expenses	$34.0	$34.5	$28.2	$25.9	$15.1	$2.3	$17.4

Operating income (loss) (2)	$1.0	$(28.3)	$(6.9)	$4.5	$2.2	$0.5	$2.7
Add (subtract):
Depreciation and amortization, net	1.0	1.0	0.5	2.4	1.9	1.6	3.5
Other	0.1	—	0.1	0.3	0.1	0.1	0.2
Adjusted EBITDA (3)	$2.1	$(27.3)	$(6.3)	$7.2	$4.2	$2.2	$6.4

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor					Predecessor	Combined (Non-GAAP)
	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021
HD ULTRA-HARSH & HARSH JACKUPS
Operating revenues	$106.1	$92.9	$94.0	$102.8	$70.9	$34.0	$104.9
Add (subtract):
Reimbursable revenues (1)	(3.7)	(6.6)	(8.6)	(6.6)	(5.9)	(2.7)	(8.6)
Amortized revenues	(8.8)	(5.2)	(1.7)	(0.4)	(0.2)	(1.1)	(1.3)
Adjusted revenues	$93.6	$81.1	$83.7	$95.8	$64.8	$30.2	$95.0

Operating expenses (2)	$76.3	$75.4	$80.4	$85.9	$55.6	$40.0	$95.6
Add (subtract):
Depreciation and amortization	(9.5)	(8.1)	(8.9)	(8.2)	(5.0)	(9.0)	(14.0)
Reimbursable expenses	(3.3)	(9.2)	(10.1)	(8.8)	(6.8)	(3.2)	(10.0)
Other	(0.1)	—	—	(0.1)	(0.2)	(0.1)	(0.3)
Adjusted operating expenses	$63.4	$58.1	$61.4	$68.8	$43.6	$27.7	$71.3

Operating income (loss) (2)	$29.8	$17.6	$13.6	$16.9	$15.3	$(6.0)	$9.3
Add (subtract):
Depreciation and amortization, net	0.7	2.9	7.2	7.8	4.8	7.9	12.7
Other	—	(0.1)	0.2	0.4	0.1	0.1	0.2
Adjusted EBITDA (3)	$30.5	$20.4	$21.0	$25.1	$20.2	$2.0	$22.2

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor					Predecessor	Combined (Non-GAAP)
	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021
HD & SD MODERN JACKUPS
Operating revenues	$61.1	$67.8	$56.2	$59.6	$40.7	$17.0	$57.7
Add (subtract):
Reimbursable revenues (1)	(1.9)	(3.1)	(1.4)	(1.1)	(0.9)	(0.5)	(1.4)
Amortized revenues	0.6	0.8	(0.6)	(0.4)	(1.6)	(0.5)	(2.1)
Adjusted revenues	$59.8	$65.5	$54.2	$58.1	$38.2	$16.0	$54.2

Operating expenses (2)	$62.8	$60.9	$48.4	$52.0	$37.4	$25.8	$63.2
Add (subtract):
Depreciation and amortization	(3.1)	(6.0)	(4.3)	(3.6)	(2.2)	(8.1)	(10.3)
Reimbursable expenses	(1.9)	(7.5)	(3.2)	(3.2)	(2.2)	(1.2)	(3.4)
Other	0.1	0.2	(0.3)	(0.3)	(0.2)	(0.1)	(0.3)
Adjusted operating expenses	$57.9	$47.6	$40.6	$44.9	$32.8	$16.4	$49.2

Operating income (loss) (2)	$(1.8)	$7.0	$7.8	$7.6	$3.3	$(8.8)	$(5.5)
Add (subtract):
Depreciation and amortization, net	3.7	6.8	3.7	3.2	0.6	7.6	8.2
Other	(0.3)	(0.1)	0.1	0.4	0.1	0.1	0.2
Adjusted EBITDA (3)	$1.6	$13.7	$11.6	$11.2	$4.0	$(1.1)	$2.9

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor					Predecessor	Combined (Non-GAAP)
	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021
SD LEGACY JACKUPS
Operating revenues	$18.6	$19.9	$22.1	$23.9	$16.8	$8.8	$25.6
Add (subtract):
Reimbursable revenues (1)	(0.5)	(0.7)	(1.8)	(0.5)	(0.8)	(0.2)	(1.0)
Amortized revenues	—	—	—	—	—	(0.2)	(0.2)
Adjusted revenues	$18.1	$19.2	$20.3	$23.4	$16.0	$8.4	$24.4

Operating expenses (2)	$11.8	$12.0	$11.4	$16.0	$10.0	$5.2	$15.2
Add (subtract):
Depreciation and amortization	(1.0)	(1.0)	(1.0)	(0.9)	(0.7)	(1.0)	(1.7)
Reimbursable expenses	(0.5)	(1.1)	(2.1)	(0.9)	(1.2)	(0.4)	(1.6)
Other	—	—	0.1	—	(0.2)	0.1	(0.1)
Adjusted operating expenses	$10.3	$9.9	$8.4	$14.2	$7.9	$3.9	$11.8

Operating income (2)	$6.8	$8.0	$10.7	$8.0	$6.8	$3.6	$10.4
Add (subtract):
Depreciation and amortization, net	1.0	1.0	1.0	0.9	0.7	0.8	1.5
Other	0.1	(0.1)	0.1	0.1	0.2	(0.1)	0.1
Adjusted EBITDA (3)	$7.9	$8.9	$11.8	$9.0	$7.7	$4.3	$12.0

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.